Exhibit 10.17

SECOND AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL

MULTI-TENANT LEASE-NET

THIS SECOND AMENDMENT (“Amendment”) to Lease Agreement is dated May 23, 2022, by and between FIRST INDUSTRIAL FINANCING PARTNERSHIP, L.P., a Delaware limited partnership (“Lessor”), and SUJA LIFE, LLC, a Delaware limited liability company (“Lessee”).

RECITALS

WHEREAS Lessor and Lessee entered into a certain Standard Industrial/Commercial Multi-Tenant Lease-Net dated September 14, 2015 (“Original Lease”), as amended by that certain First Amendment dated November 3, 2015 (“First Amendment”) (collectively "Lease"), whereby Lessor leased to Lessee, and Lessee accepted and leased from Lessor, that approximately 171,676 square feet of warehouse and office space comprised of 108,414 square feet at 3841 Ocean Ranch Boulevard and 63,262 square feet at 3831 Ocean Ranch Boulevard located in the City of Oceanside CA, 92056 ("Original Premises"); and

WHEREAS, the Lessee wishes to lease additional space in a building located on the Property and, in conjunction therewith, extend the term of the Lease, all on the same terms and conditions as stated in the Lease, except as otherwise provided in this Amendment.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants herein contained, Lessor and Lessee hereby agree as follows:

1.	Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

2.	Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

3.	Expansion of Premises. From and after January 1, 2023 (the “Expansion Date”), the Original Premises shall be expanded to include that certain 65,600 rentable square feet, as depicted on Exhibit “A” attached hereto and incorporated herein by this reference, known as 3821 Ocean Ranch Boulevard in the Property (“Expansion Space”) (the Original Premises and Expansion Space are collectively “Premises”) such that the Premises shall be comprised of 237,276 rentable square feet (“Building”), in the aggregate. From and after the Expansion Date, Lessee’s Share shall be 100% and any references in the Lease to the Premises shall be deemed to mean the aggregate of the Original Premises and the Expansion Space. The Term of the Expansion Space shall be coterminous with the Term of the Original Premises, as extended herein.

4.	Term. The Term of the Lease for the Original Premises is hereby extended, commencing on January 1, 2023 (“Extended Term Commencement Date”) and expiring on May 31, 2033 (such period, the “Extended Term”). During the Extended Term, all of the conditions set forth in the Lease shall remain in full force and effect, except as expressly modified by, or inconsistent with, the terms of this Amendment. All references in the Lease to the Term, except for any reference in relation to a renewal option, shall be deemed to also mean the Extended Term, as applicable, and all references in the Lease to the Expiration Date shall be deemed to mean the date on which the Extended Term expires.

5.	Base Rent. Lessee acknowledges that Lessee shall continue to pay the Base Rent for the Original Premises per the terms and conditions of the Lease through December 31, 2022 and starting January 1, 2023 and continuing for the remainder of the Term, as extended by the Extended Term, the Base Rent for the Original Premises and the Expansion Space shall be as set forth below (and the Base Rent set forth in the Original Lease as amended by the First Amendment shall be of no further effect):

Base Rent Payments for Original Premises and Expansion Space

Lease Period	Monthly Base Rent	Base Rent Net of Abated
		Rent (If Applicable) *
1/1/2023 – 1/31/2023	$253,885.32	N/A
2/1/2023 – 6/30/2023	$253,885.32	$0.00
7/1/2023 – 12/31/2023	$253,885.32	N/A
1/1/2024 – 12/31/2024	$262,771.31	N/A
1/1/2025 – 12/31/2025	$271,968.30	N/A
1/1/2026 – 12/31/2026	$281,487.19	N/A
1/1/2027 – 12/31/2027	$291,339.24	N/A
1/1/2028 – 12/31/2028	$301,536.12	N/A
1/1/2029 – 12/31/2029	$312,089.88	N/A
1/1/2030 – 12/31/2030	$323,013.03	N/A
1/1/2031 – 12/31/2031	$334,318.48	N/A
1/1/2032 – 12/31/2032	$346,019.63	N/A
1/1/2033 – 5/31/2033	$358,130.32	N/A

Monthly installments of Base Rent shall be conditionally abated as follows. Base Rent shall be abated 100% from February 1, 2023 through June 30, 2023, such that Base Rent shall be $0.00 per month, subject to all terms of this Section 5 of this Amendment. All other sums due under the Lease, including Rent, shall not be abated and shall be payable as provided in the Lease. The abatement of Base Rent as set forth in this Amendment is conditioned upon Lessee's full and timely performance of all of its obligations under the Lease.

6.	Cap on Common Area Operating Expenses. Commencing on the Extended Term Commencement Date, the cap on Common Area Operating Expenses referenced in Section 3 of the Rider of the Original Lease shall be deleted.

7.	Security Deposit and Letter of Credit. Lessor is currently holding $137,240.89 in cash as Security Deposit on Original Premises. Contemporaneously with the execution of this Lease, Lessee shall deliver to Lessor a letter of credit in form substantially similar to the form attached hereto as Exhibit “C” in the amount of $720,000.00 (“L/C”). The L/C shall be issued by a national U.S. banking institution (the “Issuer”) reasonably acceptable to Lessor. Lessee specifically acknowledges and agrees the L/C shall provide, inter alia, as follows: (i) the L/C shall be automatically renewing for the duration of the Term plus the subsequent 2 months with a minimum of 3 months’ prior written notice from L/C Bank to Lessor to exercise an early termination right by L/C Bank; (ii) the L/C shall be fully transferrable to any successor or assignee of Lessor at no cost to Lessor and no cost to any such successor or assignee of Lessor; (iii) any draw or transfer of the L/C shall be permitted by facsimile or nationally recognized courier service to L/C Bank and shall not require a representative of Lessor to be present at such presentation or delivery to L/C Bank; (iv) any draws or transfers of the L/C shall only require signature by an authorized representative of Lessor as notarized by a notary public in the state in which Lessor’s authorized representative is located at the time of such signature, and Lessor shall provide a certificate that such representative is authorized to make such draw or transfer demand certified by the Secretary of Lessor or Lessor’s parent (or such Secretary’s designee or any general partner or member of Lessor); and (v) in no event shall any draw or transfer demand require a signature authentication of Lessor’s signatory by Lessor’s bank or any other authenticating organization (other than a public notary as provided in subsection (iv) above). Notwithstanding the foregoing requirements with respect to the L/C, any fee required to be paid in connection with any transfer of the L/C by Lessor to any successor or assignee shall be paid by Lessee within 30 days after receipt of invoice from Lessor. Lessor may deliver the L/C to any lender with a mortgage lien encumbering the Property or to any Successor Lessor, and thereupon, Lessor shall be discharged from any further liability with respect to the L/C. In the event Lessee acknowledges and agrees that the L/C shall constitute an independent contract between the L/C Bank and Lessor, and the proceeds of any draws by Lessor under the L/C shall not constitute property of Lessee as debtor in any bankruptcy proceeding. The proceeds of the L/C shall be held or applied by Lessor in its sole discretion, and the receipt by Lessor of proceeds of the L/C under one or more draws hereunder shall not relieve Lessee of any obligations to make installment or other payments of Rent under this Lease, or otherwise discharge or release or relieve Lessee of compliance or performance of any terms and conditions under this Lease. The delivery of the L/C and/or exercise by Lessor of its rights under such L/C shall not constitute liquidated damages or otherwise release, waive, or estop Lessor from asserting any and all claims, or exercising any and all rights and remedies Lessor has or may have with the passage of time under this Lease and applicable Law. The L/C shall expressly provide that Lessor (and/or its successors and assigns) is entitled to make one or more draws from time to time under the L/C, in whole or in part, and Lessor shall have such right under this Lease, upon delivery of a written statement to the issuer of the L/C that one or more of the following events has occurred: (A) Lessee has failed to comply with or perform under any of the terms and conditions of this Lease; (B) a petition has been filed by or against Lessee commencing a case under Title 11 of the United States Code or other state or federal bankruptcy or insolvency laws, as amended or reenacted with the passage of time; (C) Lessee has failed to provide a replacement L/C, in form and substance acceptable to Lessor, at least 60 days prior to the expiration of the existing L/C; or (D) Lessee has failed to cause the delivery to Lessor of an amendment to the L/C, in form and substance acceptable to Lessor, extending the L/C for the duration of the Term plus the subsequent 2 months. Lessee shall procure the issuance of a replacement or amended L/C in the L/C Amount concurrently with any assignment of this Lease by Lessee, or the vesting of this Lease in Lessee as a reorganized debtor or other successor emerging from bankruptcy, so as to assure the continued ability of Lessor to draw under the L/C as contemplated herein. Notwithstanding anything to the contrary in this Lease, it shall be an automatic Default if at any time during the Term there is no valid L/C. The use of the L/C by Lessor shall not prevent Lessor from exercising any other remedy provided by this Lease or by law and shall not operate as either liquidated damages or as a limitation on any recovery to which Lessor may otherwise be entitled. Lessor shall return the L/C to the issuer thereof within 60 days after the Surrender Date, Lessee’s surrender of possession of the Premises to Lessor in the condition required under this Lease, and Lessee’s payment of all outstanding Rent. If the L/C is drawn on by Lessor, Lessee shall, within 10 days after the written demand therefor is made by Lessor, restore the L/C to the L/C Amount. If Lessor has reason to believe that the L/C Bank or any successor to such institution, including the FDIC, would not fully honor such L/C, Lessor may require Lessee to replace the L/C with a new L/C issued by a new L/C Bank within 5 business days after receipt of a written request from Lessor to replace the L/C. Lessee’s failure to do so timely shall, notwithstanding anything else in this Lease to the contrary, constitute a Default for which there shall be no notice or grace or cure periods being applicable thereto other than such 5 business-day period. For purposes herein, the “L/C Bank” means a bank or financial institution: (a) the deposits of which are insured by the Federal Deposit Insurance Corporation; (b) whose long-term, unsecured and unsubordinated debt obligations are rated in the highest category by at least 2 of Fitch Ratings Ltd., Moody’s Investors Service, Inc. and an A rating with Standard & Poor’s Ratings Services or their respective successors (“Rating Agencies”); (c) which has a short term deposit rating in the highest category from at least 2 Rating Agencies; (d) which has offices that accept deliveries by facsimile or nationally recognized courier service; and (e) is otherwise acceptable to Lessor in Lessor’s sole discretion and continues to be acceptable to Lessor for the duration of the Term plus the subsequent 2 months. “Surrender Date” means the Expiration Date or any earlier date on which the Lease is terminated.

8.	Roof Rights. At Lessee’s sole cost and expense and provided there is no Default, Lessee (but not any sublessee) shall have nonexclusive access to the roof of the Building, in designated areas mutually agreed upon, in advance, by Lessor and Lessee, for the purpose of installation of a solar panels, air compressors, a backup generator and vacuum pumps and/or supplemental HVAC equipment (collectively, the “Roof Equipment”) provided: (i) the Roof Equipment does not affect, impact or negate Lessor’s roof warranty; (ii) the Roof Equipment (and the installation thereof) complies with all applicable Laws; (iii) Lessee obtains Lessor’s prior written consent thereto, including without limitation approval of (a) the placement of the Roof Equipment, (b) any roof penetrations, (c) an elevation or representational drawing of what the Roof Equipment will look like when mounted to the roof of the Building, (d) representations as to the roof load; and (e) a specific scope of work from Lessee’s contractor; (v) Lessee removes the Roof Equipment and restores the roof to its original condition (in Lessor’s reasonable determination) prior to the Surrender Date, but by no means be required to replace or recoat the entire roof. If Lessor determines it to be reasonably necessary, Lessor shall have the right to require, at Lessee’s expense, any of: (i) that a structural engineering report be prepared prior to Lessor’s approval of any proposed Roof Equipment and scope of work; (ii) that Lessor’s roof warranty provider review the Roof Equipment and Lessee’s scope of work; and/or (iii) Lessor’s roofing consultant review the Roof Equipment and Lessee’s scope of work. At Lessor’s request, if not then adequately screened, Lessee shall, at Lessee’s expense, screen the Roof Equipment on all sides, which screening shall be subject to Lessor’s prior reasonable approval including, without limitation, the materials and appearance of the screening. The Roof Equipment is deemed Lessee’s Property and shall be for the sole benefit of Lessee, relate specifically to Lessee’s use of the Premises, and not be used as a switching station, amplification station, or by other lessees or third parties. Lessee is solely responsible for all costs associated with the installation, maintenance, and removal of the Roof Equipment. Lessee shall make a request for approval of the Roof Equipment by submission of specific plans and specifications for the work to be performed. Lessor shall respond in writing within 15 business days after receipt of the same, advising Lessee of approved contractors and those portions of the work that are acceptable and disapproving those portions of the work that are, in Lessor’s reasonable judgment, unacceptable and with respect to the plans, detailing the nature of Lessor’s objection. Lessee shall be solely responsible for all damages caused by the Roof Equipment, the removal of the Roof Equipment, and the restoration of the roof prior to the Surrender Date, unless directed in writing by Lessor otherwise. Lessor shall be named as an additional insured on all Lessee insurance relating to the Roof Equipment. All installation, repair, replacement, and modification of the Roof Equipment shall be coordinated with Lessor, use only contractors approved in writing by Lessor, and be in accordance with all applicable Laws and the rules and regulations set forth in the Lease. If Lessee exercises its option under this subsection, upon Lessor’s request Lessee shall execute Lessor’s customary roof equipment license agreement. The provisions of this Section shall survive the Surrender Date.

9.	Contingency. This Amendment is contingent (“Leasing Contingency”) upon Brixton (“Other Tenant”) not exercising its option to renew in the Expansion Premises. If the Leasing Contingency is not satisfied by August 1, 2022 (“Outside Date”), Lessor shall provide written notice on or before the Outside Date, as to whether the Leasing Contingency has been satisfied and such notice shall be sufficient for establishing whether the forgoing contingency has been satisfied. In the event that Lessor advises Lessee that the Leasing Contingency has not been satisfied, then this Amendment shall terminate and be of no further force and effect as of the date of Lessee’s receipt of Lessor’s notice.

10.	Condition of Premises. Lessee acknowledges that Lessee currently occupies the Premises pursuant to the Lease and is familiar with the condition of both the Premises and the Property, and, Lessee hereby accepts the Expansion Space during the Extended Term on a completely “AS-IS,” “WHERE-IS” basis. Lessee shall cause to be completed the Lessee’s Improvements set forth in Exhibit “B” attached hereto. Lessee acknowledges that neither Lessor, nor any representative of Lessor, has made any representation as to the condition of the Premises for Lessee’s intended use. Lessee represents and warrants that Lessee has made its own inspection of the Expansion Space prior to the Expansion Date. Lessor shall not be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the Premises in connection with, or in consideration of, this Amendment, except if and as specifically set forth in this Amendment.

11.	Renewal Options. The two Renewal Options in Section 8 of the Rider of the Original Lease remain in full force and effect and shall also apply to the Expansion Premises.

12.	Broker. Lessee covenants, warrants and represents that Jones Lang LaSalle, Brokerage Inc. was the only broker/consultant to represent Lessee in the negotiation of this Amendment. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefore by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of the Lease.

13.	Counterparts, Electronic Signature, Facsimile, PDF. This Amendment may be executed in any number of identical counterparts, all of which, when taken together, shall constitute the same instrument. The parties acknowledge and consent to be bound by electronic signatures, including signatures of any required witness. A facsimile or .pdf copy of this Amendment shall be deemed an original for all relevant purposes.

14.	Ratification. Except as modified by this Amendment, the Lease shall remain otherwise unmodified and in full force and effect and the parties ratify and confirm the terms of the Lease as modified by this Amendment. The Lease (as amended hereby) contains the entire agreement between Lessor and Lessee as to the Premises, and there are no other agreements, oral or written, between Lessor and Lessee relating to the Premises.

15.	Conflict. Except as amended hereby, the Lease shall be and remain in full force and effect. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

16.	Lessee Operations Inquiry. Lessee has made certain disclosures in Exhibit “C” of the Original Lease with respect to Lessee’s Operations Inquiry Form and Hazardous Substance (collectively, “Disclosures”). Lessee represents and warrants that as of the date of this Amendment, Lessee has no modifications, changes, or additions to the Disclosures and that such Disclosures remain true, correct and complete in all material respects. Lessee shall indemnify, defend and hold harmless Lessor for any breach of the foregoing representation and warranty.

17.	Required Accessibility Disclosure. Lessor hereby advises Lessee that the Project has not undergone an inspection by a certified access specialist, and except to the extent expressly set forth in this Lease, Lessor shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California law:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

Notwithstanding the foregoing, should Lessee desire to obtain a CASp inspection, such inspection shall be performed at Lessee’s sole cost and expense, and Lessee, at Lessee’s sole cost and expense, shall be responsible to complete any repairs and correct any issues identified in such report

18.	JUDICIAL REFERENCE. THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THE LEASE, AS MAY BE AMENDED FROM TIME TO TIME. IF THE JURY WAIVER PROVISIONS OF THE LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY: IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THE LEASE (AS AMENDED) OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARIES OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE (AS MAY BE AMENDED), TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS AND ALL FEES CHARGED AND COSTS INCURRED BY THE REFEREE SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE (EXCEPT THAT IF A REPORTER IS REQUESTED BY EITHER PARTY, THEN A REPORTER SHALL BE PRESENT AT ALL PROCEEDINGS WHERE REQUESTED AND THE FEES OF SUCH REPORTER – EXCEPT FOR COPIES ORDERED BY THE OTHER PARTIES – SHALL BE BORNE BY THE PARTY REQUESTING THE REPORTER); PROVIDED HOWEVER, THAT ALLOCATION OF THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL BE ULTIMATELY DETERMINED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE LEASE (LEGAL COSTS). THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER THE REFEREE SECTIONS. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM SIGNATURE RESOLUTION, JAMS, JUDICATE WEST, THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN THE REFEREE SECTIONS. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS' FEES AND COSTS IN ACCORDANCE WITH THE LEASE (AS AMENDED). THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION. IN THIS REGARD, THE PARTIES AGREE THAT THE PARTIES AND THE REFEREE SHALL USE BEST EFFORTS TO ENSURE THAT (A) DISCOVERY BE CONDUCTED FOR A PERIOD NO LONGER THAN SIX (6) MONTHS FROM THE DATE THE REFEREE IS APPOINTED, EXCLUDING MOTIONS REGARDING DISCOVERY, AND (B) A TRIAL DATE BE SET WITHIN NINE (9) MONTHS OF THE DATE THE REFEREE IS APPOINTED. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. ANY DECISION OF THE REFEREE AND/OR JUDGMENT OR OTHER ORDER ENTERED THEREON SHALL BE APPEALABLE TO THE SAME EXTENT AND IN THE SAME MANNER THAT SUCH DECISION, JUDGMENT, OR ORDER WOULD BE APPEALABLE IF RENDERED BY A JUDGE OF THE SUPERIOR COURT IN WHICH VENUE IS PROPER HEREUNDER. THE REFEREE SHALL IN HIS/HER STATEMENT OF DECISION SET FORTH HIS/HER FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH THE CODE OF CIVIL PROCEDURE. NOTHING IN THIS SECTION SHALL PREJUDICE THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL RELIEF OR OTHER EQUITABLE REMEDIES FROM A COURT OF COMPETENT JURISDICTION AS SHALL OTHERWISE BE AVAILABLE UNDER THE CODE OF CIVIL PROCEDURE AND/OR APPLICABLE COURT RULES.

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

LESSOR:

First Industrial Financing Partnership, L.P., a Delaware limited partnership

By: First Industrial Finance Corporation, a Maryland corporation, its sole general partner

/s/ Johannson Yap
By: Johannson Yap
Its: Chief Investment Officer and Executive Vice President
West Region

May 23, 2022
Date

Lessor’s Address for Notices:

First Industrial Realty Trust, Inc. 898 N. Pacific Coast Highway Suite 175 El Segundo, CA 90245 Attn: Ryan McClean

with a copy to:

First Industrial Realty Trust, Inc. 898 N. Pacific Coast Highway Suite 175 El Segundo, CA 90245 Attn: Patrick Foudy

with copy by email only to: Legal.Notices@firstindustrial.com

LESSEE:

Suja Life, LLC, a Delaware limited liability company

By:	/s/ Bob DeBorde
Name:	Bob DeBorde
Its:	Chief Executive Officer
Date:	5/23/2022

Lessee’s Address for Notices:

[***]
[***]

EXHIBIT A

Expansion Space

EXHIBIT B

LESSEE IMPROVEMENTS WORK LETTER

This Exhibit B (“Exhibit”) is a part of the Amendment to which this Exhibit is attached.

Lessee shall cause to be completed certain improvements to the Premises (“Lessee Improvements”), at Lessee’s sole cost and expense, subject to the Improvement Allowance (as hereinafter defined). Lessee shall not commence construction of any Lessee Improvements until Lessor has consented in writing to such Lessee Improvements, which consent shall not be unreasonably withheld, conditioned or delayed. Additional Lessee Improvements shall be considered “Alterations” under Section 7 of the Original Lease and subject to all requirements therein. No changes to the approved Lessee Improvements are permissible without Lessor’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.

Except to the extent otherwise approved by Lessor in writing, Lessee will cause the Lessee Improvements to be constructed or installed to Building standard or better. Lessee shall not impact, modify, or otherwise alter any structural components of the Building (including without limitation, the roofing system), and any Building systems in connection with the Lessee Improvements.

Prior to commencing construction of the Lessee Improvements, (a) Lessee shall apply for, and pay the cost of, obtaining all permits, licenses, approvals and certificates required by any governmental authority as a condition precedent to the performance of the Lessee Improvements (collectively “Permits”) and (b) Lessee shall deliver to Lessor copies of all Permits and the certificates of insurance as required by the Lease for all contractors and subcontractors.

Throughout the performance of the Lessee’s Improvements, Lessee shall comply with the reasonable construction rules of Lessor with respect to safety, coordination and timing of work, use of parking areas by contractors, disposal of materials, and such other reasonable construction rules provided by Lessor, in writing. Lessee shall make (and shall cause all parties involved in the performance of the Lessee Improvements to make) reasonable and diligent efforts not to materially obstruct or materially interfere with the rights of, or otherwise materially disturb or injure, other lessees or occupants of the Building during the performance of the Lessee Improvements. Lessee’s contractors shall coordinate with any contractors of Lessor in the performance of Lessee Improvements so as not to delay Lessor’s contractors performing other work to the Building.

Lessor reserves the right to periodically inspect and to be present during the performance of the Lessee Improvements, but Lessor will have no obligation to so inspect or be present and, if Lessor elects to so inspect, or to be present during the performance of all or any portion of the Lessee Improvements, neither such inspection nor such presence shall give rise to any liability by Lessor to Lessee or to any other person or entity. Under no circumstances shall Lessor be deemed to (i) have any responsibility or liability with respect to the performance of the Lessee Improvements and any methodology or tools used in connection therewith; or (ii) make any representation or warranty with respect to any aspect of the design or implementation of the Lessee Improvements.

Provided there is no Default under the Lease, Lessor will reimburse Lessee an amount equal to the lesser of (a) $757,190.00; and (b) the actual and reasonable third party costs incurred by Lessee for the Lessee Improvements (such lesser amount being hereinafter referred to as the “Improvement Allowance”). Following completion of the Lessee Improvements (including any punchlist work), Lessor will pay the Improvement Allowance to Lessee within 30 days after Lessor’s receipt of an invoice therefor, together with reasonable supporting documentation, in connection therewith, including but not limited to, evidence of payment in full, by Lessee, of all costs to perform and install the Lessee Improvements and unconditional final lien waivers (on Lessor’s form therefor) from all contractors, subcontractors and materialmen providing services or goods in connection with the Lessee Improvements. Any portion of the Improvement Allowance not requested by Lessee on or before June 30, 2023 will be deemed waived by Lessee and will not be paid to Lessee or credited against Rent.

The completion of the Lessee Improvements shall not be a condition precedent to the commencement of the Extended Term.

EXHIBIT C

Letter of Credit